Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-186255) and Form S-8 (Nos. 33-99330, 33-80879, 333-87851, 333-88303, 333-53228, 333-178451, 333-202239 and 333-205190) of Lexmark International, Inc. of our report dated September 1, 2014 with respect to the consolidated financial statements of Kofax Limited for the fiscal years ended 30 June 2014 and 2013 included in this form 8-K/A.

/s/ Ernst & Young LLP

          August 4, 2015

Reading, UK